            Exhibit 17(a)

PROXY CARD FOR

BLUE CHIP VALUE FUND, INC.

1225 17th STREET, 26th FLOOR

DENVER, COLORADO 80202

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF

BLUE CHIP VALUE FUND, INC.

FOR USE AT A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD AT THE ADDRESS OF THE FUND, 1225 17th STREET, 26th FLOOR, DENVER, CO 80202, ON FEBRUARY 8, 2011 AT [___], LOCAL TIME

The undersigned Shareholder(s) of the Blue Chip Value Fund, Inc. (the “Fund”) hereby appoint(s) Todger Anderson and Jasper R. Frontz and each of them, with full power of substitution, as proxies of the undersigned to attend and vote at the abovementioned Special Meeting of Shareholders (the “Special Meeting”) of the Fund to be held on February 8, 2011, and any postponements or adjournments thereof, to vote all of the shares of the Fund that the undersigned would be entitled to vote if personally present at the Special Meeting and on any other matters brought before the Special Meeting, all as set forth in the Notice of Special Meeting of Shareholders.  Said proxies are directed to vote or refrain from voting pursuant to the Proxy Statement/Prospectus as checked below or on the reverse side.

The attached Proxy Statement/Prospectus contains additional information about the proposed Reorganization and the Fund.  Please read it before you vote.  Please date, sign and return promptly.

The votes entitled to be cast by the undersigned will be cast as instructed below.  If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” the proposal to approve the Reorganization.  Additionally, the votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter that may properly come before the meeting or any postponements or adjournments thereof.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on February 8, 2011

The proxy statement for this meeting is available at: [________]

USING A BLACK INK PEN, MARK YOUR VOTES AS SHOWN IN THIS EXAMPLE.  PLEASE DO NOT WRITE OUTSIDE THE DESIGNATED AREAS.  ☒

______________________________

THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS A VOTE “FOR” ITEM 1

Item 1:

To approve an Agreement and Plan of Reorganization and the transactions it contemplates, including the transfer of all the assets of the Blue Chip Value Fund, Inc. (the “Closed-End Fund”) to the Westcore Blue Chip Fund (the “Open-End Fund”), a series of Westcore Trust, in exchange for shares of the Open-End Fund and the assumption by the Open-End Fund of all liabilities of the Closed-End Fund, and the distribution of such shares to the shareholders of the Closed-End Fund in complete liquidation, termination and ultimate dissolution of the Closed-End Fund.

	☐ For	☐ Against	☐ Abstain

Item 2:	To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournments or postponements thereof in the discretion of the proxy holder.

AUTHORIZED SIGNATURES – THIS SECTION MUST BE COMPLETED

FOR YOUR VOTE TO BE COUNTED - PLEASE SIGN BELOW

The undersigned acknowledges receipt with this proxy card of a copy of the Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus.

Dated: __________

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Signature(s) (Please sign in box)

Your signature(s) on this proxy card should be exactly as your name or names appear on this proxy card.  If the shares are held jointly, each holder should sign.  If signing is by attorney, executor, administrator, trustee or guardian, please print your full title below your signature.